Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2015, with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report of Resource America, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Resource America, Inc. on Forms S-3 (File No. 333-183585, effective September 17, 2012) and Forms S-8 (File No. 333-200140, effective November 12, 2014; File No. 333-188572, effective May 13, 2013; File No. 333-180669, effective April 11, 2012; File No. 333-174256, effective May 16, 2011; File 333-163729 effective December 15, 2009; File No. 333-158557, effective April 13, 2009; File No. 333-126344, effective July 1, 2005, File No. 333-105615, effective May 28, 2003; File Nos. 333-98505 and 333-98507, effective August 22, 2002; File No. 333-81420, effective January 25, 2002 and File No. 333-37416, effective May 19, 2000).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 13, 2015